ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 31, 1996, by and among CAN-AM INTERNATIONAL INVESTMENT
CORP., a British Columbia corporation ("Buyer"), GREG P. LAMBRECHT ("Lambrecht"), and ROSE HEARTS, INC., a Washington corporation ("Seller").

                                    RECITALS

         WHEREAS, the Seller desires to sell to Buyer, and Buyer desires to purchase from the Seller certain assets of the Seller; and

         WHEREAS, Lambrecht is the sole shareholder of Seller;

         NOW, THEREFORE, in consideration of the covenants, agreements, warranties and representations contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Transfer of Cigar Business Assets. Subject to the terms and conditions set forth in this Agreement, at the closing of this transaction (the "Closing"), Buyer shall acquire from Seller, and Seller shall sell, transfer, assign and convey to Buyer, all of that portion of Seller's cigar business and operations, including, without limitation, all properties, inventory and assets of every kind, nature and description, tangible or intangible relating to the distribution of cigars, humidors and related items, along with all related contract rights, security deposits, rights to related accounts receivable as of December 31, 1996, related funds in bank accounts of the Seller, and all cigar and humidor related trademarks and trade names owned by the Seller; including, without limitation, those specific assets identified in Exhibit "A" attached hereto and made a part hereof (the foregoing are collectively referred to as the "Assets") free and clear of any liens or encumbrances. Seller has examined the condition of the Assets and accepts them "as is," but free and clear of any liens or encumbrances. Contemporaneously with such transfer, assignment and conveyance, Seller shall deliver to Buyer possession of the Assets. All Assets which are personal property shall be transferred, assigned and conveyed by a Bill of Sale substantially in the form attached hereto as Exhibit "B". Seller shall deliver and execute all documents and instruments which Buyer shall reasonably request in order to comply with any statute, rule, regulation or law applicable to the transfer of the Assets or which are necessary to complete or perfect the transfer of title to the Assets.

         2. Assumption of Liabilities. Buyer shall assume all liabilities of Seller relating to the cigar business, including the following:

                  a. Barton Loan. Buyer specifically assumes liability for that "Business Loan Agreement" dated September 5, 1996 for $110,000 among Greg P. Lambrecht, Colin A. Jones, ROSE HEARTS, INC., CAN-AM INTERNATIONAL INVESTMENT CORP. and J&M WHOLESALE LTD.

         Seller shall remain liable for all non-cigar related liabilities.

         3.       Assignment of Contract Rights and Licenses.

                  a. Contracts Assigned. The contracts identified on Exhibit "C" shall be assigned by Seller to Buyer by an Assignment of Contract Rights substantially in the form attached as Exhibit "D".

                  b. Contracts Not Assumed. The contracts identified on Exhibit "E" shall not be assumed by Buyer and according to the dispositions indicated in Exhibit "E" shall be either cancelled by Seller as of the Closing or continued in Seller's name at Seller's discretion. Seller specifically shall not assign its lease to Buyer and Buyer shall assume no liability under such lease.

                  c. Cigar-Related Licenses and Permits. Seller shall assign to Buyer all of its cigar-related licenses, permits or arrangements or approvals with any governmental authority, including, but not limited to, any license to do business, collect taxes, and all licenses relating to the sale of tobacco products. If, because of governmental regulation, such licenses are non-assignable, Seller shall take all steps necessary to obtain such new licenses or permits required for Buyer to continue the cigar-related operations which were conducted by Buyer prior to the date of this Agreement.

         4. Contact with Seller's Customers. As soon as possible following execution of this Agreement, Seller shall contact each of its cigar-related customers to inform them that their accounts have been transferred to Buyer. Such contact shall be made in writing in the form set forth on Exhibit "F" hereto (the "Customer Message"). The Customer Message shall inform Seller's customers that their existing contracts will be honored by Buyer and will provide Seller's customers with the name of a contact person designated by Buyer who will be able to answer questions and will provide all necessary additional information to Seller's customers to enable them to become customers of Buyer with no interruption in service.

         5. Consideration. As consideration for the agreements and the transfer of Assets as set forth herein, Buyer shall have issued to Lambrecht, Seller's sole shareholder, on or before December 30, 1996:

                  a. Ninety-Five (95) shares of the issued and outstanding Class "A," non- voting, no-par value common stock of Buyer representing approximately forty-seven percent (47%) of such Class "A" shares;

                  b. One (1) share of the issued and outstanding Class "B," voting, no-par common stock of Buyer representing fifty percent (50%) of such Class "B" shares; and

                  c. The parties acknowledge that Lambrecht will subsequently, but also on December 31, 1996, transfer the shares referred to in Sections 5.a. and 5.b. to Premium Cigars International, Inc., an Arizona corporation ("PCI"), in exchange for shares of PCI in a transaction in which PCI will acquire all of the issued and outstanding shares of Buyer.

         6. Inventory. That portion of the Assets which consist of inventory shall be identified as of the date hereof and each specific item of inventory shall be valued based upon Seller's cost for such inventory as evidenced by written invoices and purchase orders. The invoices and purchase orders evidencing the inventory shall be delivered to Buyer at or before Closing.

         7. Books and Records. Seller shall make available to Buyer, during regular business hours all of the books and records of Seller and Buyer shall be permitted to make copies and extracts therefrom.

         8. Covenant Not to Compete.

                  a.  Interest to be  Protected.  The parties  acknowledge  that during the time in which Seller owned the Assets, Seller and Lambrecht had the opportunity to meet, work with and develop close working relationships with the clients of the business in which the Assets were used on a first-hand basis and gained valuable insight as to the clients' operations, personnel and need for services. In addition, Seller and Lambrecht were exposed to, had access to, and were required to work with, a considerable amount of confidential and proprietary information, including but not limited to: information concerning methods of operation, financial information, strategic planning, operational budget and strategies, computer systems, marketing plans and strategies and customer lists related to the Assets. The parties expressly recognize that should Seller compete with the Buyer in any manner whatsoever, it could seriously impair the goodwill and otherwise diminish the value of the Assets. The parties acknowledge that the covenant not to compete contained in this section has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Buyer's investment in the Assets.
         For these and  other  reasons,  the  parties  are in full and  complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into.
         Further, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  b. Restrictions on Competition. Seller and Lambrecht agree that they shall not, during the term of this Agreement and for a period of two (2) years from the date of Closing, directly or indirectly, either as principal, partner, shareholder, joint venturer, officer, director, consultant, member, employee or otherwise, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing, directly or indirectly, with the business of Buyer in any state of the United States or foreign country in which the Company is conducting business. At any time and from time to time, each party agrees, at its expense, to take action and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Covenant. Notwithstanding the foregoing, Seller or Lambrecht may, without violating this Section 8, act as an officer, director, agent or shareholder of Buyer or any parent corporation or affiliate of Buyer. Seller or Lambrecht may, without violating this Section 8, own up to two percent (2.0%) or less of the total outstanding ownership of any entity, regardless of competitive relationship.

                  c. Judicial Amendment. If the scope of any provision of this Section of this Agreement is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Section of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

                  d. Injunction; Remedies for Breach. Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, the Buyer shall be entitled, in addition to any other right or remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         9. Closing Costs and Prorations.

                  a. Personal property taxes and other special assessments, shall be prorated as of the Closing, based upon the latest available information. Seller shall pay all prior year taxes, interest and penalties, if any.

                  b. All insurance on the Assets shall be cancelled by Seller effective as of the Closing.

         10. Closing Date. The purchase and sale of the Assets shall be consummated and become effective as of December 31, 1996 (the "Closing Date").

         11. Deliveries at Closing.

                  a. Buyer's Deliveries. On the Closing Date, Buyer shall deliver to Seller the following items:

                           i. A resolution of Buyer  approving the  transactions
                  set forth in this Agreement.

                           ii. Certificate Number 4 for Ninety-Five (95) shares of the issued and outstanding Class "A," non-voting, no-par value common stock of Buyer representing approximately forty-seven percent (47%) of such Class "A" shares; and

                           iii. Certificate Number 2 for One (1) share of the issued and outstanding Class "B," voting, no-par common stock of Buyer representing fifty percent (50%) of such Class "B" shares.

         b. Seller's Deliveries. On the Closing Date, Seller shall deliver to Buyer the following items:

                           i. The signed Bill of Sale;

                           ii. The signed Assignment of Contract Rights;

                           iii. Proof satisfactory to Buyer that the Customer Message was sent;

                           iv. The Assets  identified  on Exhibit  "A"  attached
                  hereto.

                           v. All other documents to be signed by the parties as
                  provided herein.

         12. Conditions to Closing. The following items shall be conditions to the closing of this transaction and must be satisfied as of the Closing Date:

                  a. The parties shall be in full compliance with and shall have performed or be prepared to perform, as applicable, all covenants and pre-closing agreements contained in this Agreement and all of the representations, warranties and covenants contained in this Agreement shall be true and correct in all material respects.

                  b. Each item required to be delivered by each party pursuant to Section 11 hereof is signed and delivered to Escrow Agent.

                  c. There shall be no judgment, decree, injunction, ruling or order of any court agency or other instrumentality outstanding against Seller which prohibits or materially restricts or delays the consummation of the closing.

                  d. Seller shall send the Customer Message to its customers and provide proof thereof to Buyer.

         13. Professional Fees. Unless specifically provided otherwise in this Agreement, each party shall bear its own costs related to the preparation of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to attorneys' and accountants' fees.

         14. Representations, Warranties and Covenants.

                  a. Subject to information that Seller could not have known with reasonable diligence, Seller hereby represents, warrants and covenants to Buyer the following:

                           i. This Agreement and all documents  required  hereby
                  to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms;

                           ii. The execution,  delivery and  performance of this
                  Agreement by Seller and the compliance with the terms hereof by Seller do not and will not violate any statute, order, rule or regulation applicable to Seller of any court, regulatory authority or governmental body and, do not conflict with or result in the breach of any of the terms of, or constitute a default under, any note, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it may be bound which conflict, breach or default would have a material adverse effect on Seller's ability to consummate the transactions contemplated hereby;

                           iii. There is no suit, action, claim,  investigation,
                  or legal or administrative proceeding pending or threatened against Seller or its Assets which might have a materially adverse effect on Seller's ability to consummate the transactions contemplated hereby;

                           iv. Any  representations  or warranties made or to be
                  made by Seller are true and correct;

                           v. The Assets are  lawfully  owned by Seller and that
                  Seller has the right to sell the Assets free and clear from any and all encumbrances and liens. Seller shall provide written documentation to Buyer satisfactory to Buyer from each of Seller's vendors to the effect that each vendor has been paid in full and has no claim to any of the Assets.

                           vi. There is no financing statement now on file covering any of the Assets or in which Sellers are named as or sign as debtors;

                           vii.   With  respect  to  each   account   receivable
                  transferred hereunder; (1) each account represents a bona fide, existing, valid and legally enforceable indebtedness of the customer named therein, payable in the amount, time and manner stated in the invoice therefor; (2) each account, delivery receipt and invoice represents a bona fide sale in the ordinary course of Seller's business and represents the kind, quality and quantity of the goods or services described therein; that said goods or services described therein have been completely delivered or performed and, at the time of delivery has been accepted by the Seller's customer; (3) each account is free from any claim for credit, deduction, discount, allowance, dispute, defense, set-off or counterclaim;

                           viii. The customer list attached hereto as Exhibit "G" is complete and accurate;

                           ix. There are no pending actions, proceedings, investigations or claims of any nature pending or threatened which question the validity of this Agreement or the transactions contemplated herein, or which might result, either individually or in the aggregate, in any change in the Assets, condition, affairs or prospects of Seller's business;

                           x. Seller has no service or maintenance  contracts or
                  any other agreements with any other party which in any way affect the Assets and Seller is not in default of any contract listed on Exhibits "C" or "E" and the contracts on Exhibits "C" and "E" constitute all of the contractual obligations of Seller;

                           xi. Seller is not currently in default of any lease to which Seller is a party. Seller shall obtain certification from Seller's landlord which is acceptable to Buyer that Seller is not currently in default under any lease. Seller also represents that there has been no event which has occurred which may result in a landlord's lien being imposed on some or all of the Assets; and

                           xii. Seller has not complied with the Bulk Sales provisions of the Arizona Uniform Commercial Code, A.R.S. ss.47-6101 et. seq.

                  b. Buyer hereby represents and warrants to Seller as follows:

                           i. Buyer has the legal power,  right and authority to
                  enter into this Agreement and the documents referenced herein and, as of the Closing Date, to consummate the transactions contemplated hereby;

                           ii. All  requisite  action has been taken by Buyer in
                  connection with the entering into this Agreement, the documents referenced herein, and the consummation of the transactions contemplated hereby;

                           iii. The individuals executing this Agreement and the
                  documents referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof;

                           iv. This Agreement and all documents  required hereby
                  to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms;

                           v. The  execution,  delivery and  performance of this
                  Agreement by Buyer and the compliance with the terms hereof by Buyer do not and will not violate any statute, order, rule or regulation applicable to Buyer of any court, regulatory authority or governmental body and, do not conflict with or result in the breach of any of the terms of, or constitute a default under, any note, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it may be bound which conflict, breach or default would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby;

                           vi. There is no suit, action,  claim,  investigation,
                  or legal or administrative proceeding pending or threatened against Buyer which might have a materially adverse effect on Buyer's ability to consummate the transactions contemplated hereby; and

                           vii. Any  representations or warranties made or to be
                  made by Buyer are true and correct.

         15.      Survival of Representations and Warranties; Indemnification.

                  a. Survival. The parties hereto agree that the representations, warranties and covenants contained in this Agreement or in any document, certificate, instrument, schedule or exhibit delivered in connection herewith shall survive the Closing and continue to be binding regardless of any investigation made at any time by the parties.

                  b. Seller's Indemnification. Seller shall indemnify and protect, defend and hold Buyer and its officers, directors, employees, agents or representatives harmless from and against any and all loss, cost, damage, injury or expenses including, without limitation, attorney fees which Buyer or any of its past or present officers, directors, employees, agents or representatives may sustain by reason of or arising out of (i) any obligation or contract of Seller or claim against Seller which Buyer has not specifically assumed hereunder, (ii) any liability or obligation relating to any service rendered by Seller prior to the Closing Date, (iii) the breach or inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations or covenants of Seller contained in this Agreement, (iv) any liability which arose prior to Closing; (v) any liability arising from Seller's failure to comply with the Bulk Sales provisions of the Arizona Uniform Commercial Code, A.R.S. ss.47-6101 et. seq. or (vi) any and all claims or rights to any of the assets by any third party. If any claim is asserted against Buyer or Buyer is made a party defendant in any action involving a matter covered by this indemnification, then Buyer shall give prompt notice of such claim or action to Seller, and Seller shall have the right to assume control of the defense thereof at the Seller's sole cost provided Buyer approves of Seller's counsel, except that, in such case, Buyer shall have the right to join in the defense thereof at its own cost. Whether or not Seller assumes control of the defense of any such action, Seller will be bound by any final judgment against Buyer in any such action and Seller shall be liable for any such judgment. If Seller does not join in the defense thereof, Seller will be bound by any settlement which Buyer may make of such action.

                  c. Buyer's Indemnification. Buyer shall indemnify and protect, defend and hold Seller and its officers, directors, employees, agents or representatives harmless from and against any and all loss, cost, damage, injury or expenses including, without limitation, attorney fees which Seller or any of its past or present officers, directors, employees, agents or representatives may sustain by reason of or arising out of (i) any liability or obligation relating to Buyer's conduct of its business after the Closing Date or (ii) the breach or inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations or covenants of Buyer contained in this Agreement. If any claim is asserted against Seller or Seller is made a party defendant in any action involving a matter covered by this indemnification, then Seller shall give prompt notice of such claim or action to Buyer, and Buyer shall have the right to assume control of the defense thereof at the Buyer's sole cost provided Seller approves of Buyer's counsel, except that, in such case, Seller shall have the right to join in the defense thereof at its own cost. Whether or not Buyer assumes control of the defense of any such action, Buyer will be bound by any final judgment against Seller in any such action and Buyer shall be liable for any such judgment. If Buyer does not join in the defense thereof, Buyer will be bound by any settlement which Seller may make of such action.

         16. Events of Default. This Agreement shall be deemed to have been defaulted (an "Event of Default") in the event that any of the following have occurred, and the occurrence thereof has not been cured within the later of ten days after written notice of that Event of Default or the applicable cure period set forth in the referenced agreement: (a) either Buyer or Seller has failed to perform any of its covenants or agreements set forth in this Agreement; or (b) any of the representations or warranties contained in this Agreement shall have been materially untrue as of either the date of execution or the Closing Date, as applicable. Upon the occurrence of an Event of Default by Seller, Buyer may exercise any of the remedies or rights specifically granted to Buyer in this Agreement and/or all rights and remedies otherwise available at law or equity. Upon the occurrence of an Event of Default by Buyer, Lambrecht shall be entitled to retain the certificates of stock referred to in Section 5 as liquidated damages, both parties acknowledging that actual damages would be difficult or impossible to determine and both parties agreeing that this amount represents a fair estimate of such damages. Seller shall have no further liability hereunder.

         17. Notices. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when delivered, if delivered, or two business days after depositing the same in the United States mail, postage prepaid, return receipt requested, and addressed to the appropriate party at the following addresses:

         If to the Buyer:           CAN-AM Investments Corp.
                                    15651 North 83rd Way
                                    Building C, Suite 3
                                    Scottsdale, Arizona 85260

         Copy to Counsel:           Kurt M. Brueckner, Esq.
                                    Titus, Brueckner & Berry, P.C.
                                    Scottsdale Centre, Suite B-252
                                    7373 North Scottsdale Road
                                    Scottsdale, Arizona  85253

         If to Seller:              Rose Hearts, Inc.
                                    6925 216th Street Southwest #N
                                    Lynnwood, Washington, 98036

         If to Lambrecht:           Greg P. Lambrecht
                                    6925 216th Street Southwest #N
                                    Lynnwood, Washington, 98036

Any party may change its address for notice by written notice given to each other party.

         18. Attorneys' Fees. In any action or proceedings brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         19. Risk of Loss. Seller shall bear the risk of any loss to the Assets through the Close of Escrow.

         20. Entirety and Amendments. This instrument and the instruments referred to herein embody the entire agreement between the parties, supersede all other agreements and understandings, if any, relating to the subject matter hereof or to which Buyer or Seller are parties, and may be amended only by an instrument in writing executed by all parties, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         21. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which constitutes collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

         22. Parties Bound; Severability. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto to the extent applicable to them and their respective successors and assigns and other legal representatives. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions will be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction to the extent that the remaining enforceable and valid provisions of this Agreement may be construed in a fashion and act independently of the invalid or unenforceable provisions to effectuate the intent of the parties as evidenced by this Agreement.

         23. Descriptive Headings; Gender. The headings, captions and arrangements used in this Agreement are for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof. Whenever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

         24. Assignment. Buyer shall be entitled to assign its rights and obligations hereunder to any third party in its sole and absolute discretion.

         25. Additional Documents. Buyer and Seller agree to execute such additional documents and to do such things as may be reasonably required by the other parties to implement the purposes of this Agreement.

         26. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Arizona and the laws of such State shall govern the validity, construction, enforcement and interpretation of this Agreement.

         27. Mediation; Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. If the dispute cannot be settled through negotiation or mediation, the Parties agree to submit the dispute to arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         28. Brokerage. If any other person shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the Closing or the cancellation of this Agreement.

         The parties hereto have executed this Agreement as of the date first above written.

"BUYER"                                 "SELLER"

CAN-AM INTERNATIONAL INVESTMENT CORP.   ROSE HEARTS, INC.
a British Columbia corporation          a Washington corporation

By: /s/ Colin A. Jones                  By: /s/ Greg P. Lambrecht
   --------------------------------        -------------------------------------
    Colin A. Jones, President              Greg P. Lambrecht, President


"LAMBRECHT"

/s/ Greg P. Lambrecht
-----------------------------------
Greg P. Lambrecht

                                    EXHIBITS
                                    --------


A.       Assets
B.       Bill of Sale
C.       List of Contracts Assigned
D.       Assignment of Contract Rights
E.       List of Contracts Not Assigned
F.       Customer Message
G.       Customer List

                                   EXHIBIT "A"

                                     ASSETS

                                   EXHIBIT "B"

                                  BILL OF SALE


         ROSE HEARTS, INC., a Washington corporation ("Seller"), in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby sell, convey and transfer to CAN-AM INTERNATIONAL INVESTMENT CORP., a British Columbia corporation ("Buyer"), its successors and assigns, all of Seller's properties, inventories, trademarks, tradenames, funds in bank accounts, furniture, furnishings, fixtures, goodwill, list of current customers, supplies, services, covenants not to compete, equipment, and all other assets of every kind, nature and description, tangible or intangible, used by Seller in connection with its business of distributing cigars, humidors and related items including, but not limited to, those specific assets identified in Exhibit A attached hereto and made a part hereof (the foregoing are collectively referred to as the "Assets") to have and to hold the same unto Purchaser, its successors and assigns, forever.

      Seller hereby covenants with and warrants to Purchaser its successors and assigns, that the Seller is the lawful owner of the Assets and has the right to sell such Assets, and that the Assets are free and clear from all encumbrances or liens. Seller agrees to indemnify and hold Purchaser, its successors and assigns, harmless from and against any and all claims to and rights in the Assets of any third party, including any and all costs and attorneys' fees in connection therewith.

         DATED this ___ day of _________ __, 199___.


"SELLER"

ROSE HEARTS, INC.
a Washington corporation

By:
   ----------------------------------
   Greg P. Lambrecht, President

                                   EXHIBIT "C"

                           LIST OF CONTRACTS ASSIGNED

                                   EXHIBIT "D"

                          ASSIGNMENT OF CONTRACT RIGHTS


         This Assignment of Contract Rights (the "Agreement") is entered into as of the ______ day of _________, 199___, by and between ROSE HEARTS, INC., a Washington corporation ("Assignor"), and CAN-AM INTERNATIONAL INVESTMENT CORP., a British Columbia corporation ("Assignee").


                                    RECITALS

         WHEREAS, concurrent with the execution hereof, Assignor is selling substantially all of its assets to Assignee pursuant to that certain Asset Purchase Agreement of even date herewith;

         WHEREAS, Assignor's assets include rights pursuant to contracts with third parties; and

         WHEREAS, Assignor desires to assign its contract rights to Assignee.


                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Assignor hereby assigns, transfers, conveys, sells and sets over unto Assignee all of Assignor's right, title and interest in, to and under those certain contracts identified on Exhibit "1" hereto (the "Contracts").

         2. Assignor hereby represents and warrants that the Contracts are valid, enforceable obligations of the parties thereto and that no default exists pursuant to any contract. Assignor shall indemnify, defend, and hold Assignee harmless for, from and against all liabilities, obligations, covenants and agreements of Assignor under the Contracts.

         3. No consent of any third party to the foregoing assignment on the terms and conditions specified above is required, and if such consent is required, Assignor represents and warrants that it has obtained such consent.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.


                                        ASSIGNEE:

                                        ----------------------------------------
                                        a(n)
                                             -----------------------------------

                                        By:
                                            ------------------------------------
                                            Its:
                                                 -------------------------------

                                        ASSIGNOR:

                                        ----------------------------------------
                                        a(n)
                                             -----------------------------------

                                        By:
                                            ------------------------------------
                                            Its:
                                                 -------------------------------

                                   EXHIBIT "E"

                  CONTRACTS WHICH WILL NOT BE ASSIGNED TO BUYER
             AND WHICH WILL BE CANCELLED BY SELLER PRIOR TO CLOSING

                                   EXHIBIT "F"

                              CUSTOMER MESSAGE TEXT

                                   EXHIBIT "G"

                                  CUSTOMER LIST